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                                     LEASE
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Landlord:   Britannia Pointe Grand Limited Partnership

Tenant:     Pain Therapeutics, Inc.

Date:       August 24, 1998,




                               TABLE OF CONTENTS
                               -----------------



 1. PREMISES...............................................................................................1
      1.1.     Premises....................................................................................1
      1.2      Landlord's Reserved Rights..................................................................1

2.  TERM...................................................................................................1
      2.1.     Term........................................................................................1
      2.2.     Early Possession............................................................................2
      2.3.     Delay In Possession.........................................................................2
      2.4.     Construction................................................................................2
      2.5.     Acknowledgement Of Lease Commencement.......................................................2
      2.6.     Holding Over................................................................................2

3.  RENTAL.................................................................................................3
      3.1.     Rental......................................................................................3
      3.2.     Late Charge.................................................................................3

4.  TAXES..................................................................................................3
      4.1.     Personal Property...........................................................................3

5.  UTILITIES..............................................................................................3
      5.1.     Payment.....................................................................................3
      5.2.     Interruption................................................................................4

6.  ALTERATIONS............................................................................................4
      6.1.     Right To Make Alterations...................................................................4
      6.2.     Title To Alterations........................................................................4
      6.3.     Tenant Fixtures.............................................................................4
      6.4.     No Liens....................................................................................4

7.  MAINTENANCE AND REPAIRS................................................................................4
      7.1.     Landlord's Work.............................................................................4
      7.2.     Tenant's Obligation For Maintenance.........................................................5
               (a)   Good Order, Condition And Repair......................................................5
               (b)   Condition Upon Surrender..............................................................5

8.  USE OF PREMISES........................................................................................5
      8.1.     Permitted Use...............................................................................5
      8.2.     Requirement Of Continued Use................................................................5
      8.3.     No Nuisance.................................................................................5
      8.4.     Compliance With Laws........................................................................5
      8.5.     Liquidation Sales...........................................................................6
      8.6.     Environmental Matters.......................................................................6

8.  INSURANCE AND INDEMNITY................................................................................7



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
      9.1.     Liability Insurance.........................................................................7
      9.2.     Quality Of Policies and Certificates........................................................7
      9.3.     Workers' Compensation.......................................................................7
      9.4.     Waiver Of Subrogation.......................................................................7
      9.5.     Increase In Premiums........................................................................7
      9.6.     Indemnification.............................................................................7
      9.7.     Blanket Policy..............................................................................8

10. SUBLEASE AND ASSIGNMENT................................................................................8
      10.1.    Assignment And Sublease Of Premises.........................................................8
      10.2.    Rights Of Landlord..........................................................................8

11. RIGHT OF ENTRY AND QUIET ENJOYMENT.....................................................................9
      11.1.    Right Of Entry..............................................................................9
      11.2.    Quiet Enjoyment.............................................................................9

12. CASUALTY AND TAKING....................................................................................9
      12.1.    Termination Or Reconstruction...............................................................9
      12.2.    Tenant's Rights.............................................................................9
      12.3.    Lease To Remain In Effect..................................................................10
      12.4.    Reservation Of Compensation................................................................10
      12.5.    Restoration Of Fixtures....................................................................10

13. DEFAULT...............................................................................................10
      13.1.    Events Of Default..........................................................................10
               (a)   Abandonment..........................................................................10
               (b)   Nonpayment...........................................................................10
               (c)   Other Obligations....................................................................10
               (d)   General Assignment...................................................................10
               (e)   Bankruptcy...........................................................................10
               (f)   Receivership.........................................................................11
               (g)   Attachment...........................................................................11
               (h)   Insolvency...........................................................................11
      13.2.    Remedies Upon Tenant's Default.............................................................11
      13.3     Remedies Cumulative........................................................................12

14. SUBORDINATION, ATTORNMENT AND SALE....................................................................12
      14.1.    Subordination To Mortgage..................................................................12
      14.2.    Sale Of Landlord's Interest................................................................12
      14.3.    Estoppel Certificates......................................................................12
      14.4.    Subordination to CC&R's....................................................................13

15. RESERVED..............................................................................................13

16. MISCELLANEOUS.........................................................................................13
      16.1.    Notices....................................................................................13
      16.2.    Successors And Assigns.....................................................................14
      16.3.    No Waiver..................................................................................14
      16.4.    Severability...............................................................................14
      16.5.    Litigation Between Parties.................................................................14
      16.6.    Surrender..................................................................................14
      16.7.    Interpretation.............................................................................14
      16.8.    Entire Agreement...........................................................................14
      16.9.    Governing Law..............................................................................15
      16.10.   No Partnership.............................................................................15
      16.11.   Financial Information......................................................................15
      16.12.   Costs......................................................................................15

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
      16.13.    Time........................................................................................15
      16.14.    Rules And Regulations.......................................................................15
      16.15.    Brokers.....................................................................................15
      16.16.    Memorandum Of Lease.........................................................................15
      16.17.    Corporate Authority.........................................................................16
      16.18.    Execution and Delivery......................................................................16
      16.19.    Warrants....................................................................................16
      16.20.    Signage.....................................................................................16
      16.21.    Parking.....................................................................................16

EXHIBITS

A     Location of Premises

B     Real Property Description

C     Acknowledgement of Lease Commencement

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                                     LEASE



               THIS LEASE is made and entered into as of the 25th day of August, 1998, by and between BRITANNIA POINTE GRAND LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord") and PAIN THERAPEUTICS, INC., a Delaware corporation ("Tenant").


                         THE PARTIES AGREE AS FOLLOWS:



                                  1. PREMISES

          1.1 Premises. Landlord leases to Tenant and Tenant hires and leases from Landlord, on the terms, covenants and conditions hereinafter set forth, the premises (the "Premises") designated in Exhibit A attached hereto and incorporated herein by this reference, consisting of 3,250 square feet of space located within Building D (the "Building") in the Britannia Pointe Grand Business Park (the "Center") in the City of South San Francisco, County of San Mateo, State of California, commonly known as 250 East Grand Avenue, Suite 70, South San Francisco, California 94080, which Premises are located on the real property (the "Property") described in Exhibit B attached hereto and incorporated herein by this reference, together with the nonexclusive right to use any common areas designated from time to time in any Declaration of Covenants, Conditions and Restrictions or similar document affecting the Center.

          1.2. Landlord's Reserved Rights. Landlord reserves the right from time to time to (i) install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls or leading through the Premises in locations which will not materially interfere with Tenant's use thereof, (ii) relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises which are so located or located elsewhere outside the Premises,
(iii) make alterations or additions to the Building, (iv) construct, alter or add to other buildings or improvements on the Property, (v) build adjoining to the Property, and (vi) lease any part of the Property for the construction of improvements or building. Landlord may modify or enlarge the common area, alter or relocate accesses to the Premises, or alter or relocate any common facility. Landlord shall not exercise rights reserved to it pursuant to this Section 1.2 in such a manner as to materially impair Tenant's ability to conduct its activities in the normal manner; provided, however, that the foregoing shall not limit or restrict Landlord's right to undertake reasonable construction activity and Tenant's use of the Premises shall be subject to reasonable temporary disruption incidental to such activity diligently prosecuted.



                                    2. TERM

          2.1. Term. The term of this Lease shall commence on the earlier to occur of (i) the date Landlord notifies Tenant in writing that Landlord's work pursuant to Section 2.4 is substantially complete, or (ii) the date Tenant takes occupancy of the Premises (except as otherwise provided in Section 2.2), the earlier of such dates being herein called the "Commencement Date," and shall end on the day immediately preceding the second (2nd) anniversary of the Commencement Date, unless sooner terminated as hereinafter provided. To the extent Tenant wishes (and is permitted by Landlord) to take possession of the Premises and begin conducting Tenant's business in portions of the Premises while Landlord is completing Landlord's work under Section 2.4 in the balance of the Premises, such possession shall trigger the occurrence of the Commencement Date under this Section 2.1, regardless of the fact that less than the entire Premises is then ready for occupancy by Tenant. Notwithstanding any other provisions of this Lease, Tenant shall have the right to surrender the Premises and terminate this Lease at any time prior to the termination date specified above in this Section 2.1, but no such early termination or surrender by Tenant shall entitle Tenant to any refund or adjustment with respect to the annual rent prepaid by Tenant on or before the Commencement




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
Date on or before the first anniversary of the Commencement Date as provided in
Section 3.1 hereof. Landlord currently estimates that the Commencement Date will be September 21, 1998.

     2.2 Early Possession. If Landlord permits Tenant to occupy, use or take possession of the Premises prior to the Commencement Date determined under
Section 2.1, such occupancy, use or possession shall be subject to and upon all of the terms and conditions of this Lease, including the obligation to pay rent and other charges, unless Landlord and Tenant agree otherwise; provided, however, that such early possession shall not advance or otherwise affect the Commencement Date or termination date determined under Section 2.1; provided further, that if Tenant takes early possession solely for the purpose of installing fixtures and equipment and other similar work preparatory to the commencement of business in the Premises, Tenant shall not be required to pay rent and other charges by reason of such possession until the Commencement Date otherwise occurs; and provided further, that Tenant shall not interfere with or delay Landlord's contractors by such early possession and shall indemnify, defend and hold harmless Landlord and its agents and employees from and against any and all claims, demands, liabilities, actions, losses, costs and expenses, including (but not limited to) reasonable attorneys' fees, arising out of or in connection with Tenant's early entry upon the Premises hereunder.

     2.3 Delay In Possession. Landlord agrees to use its best reasonable efforts to complete promptly the work described in Section 2.4; provided, however, Landlord shall not be liable for any damages caused by any delay in the completion of such work, nor shall any such delay affect the validity of this Lease or the obligations of Tenant hereunder.

     2.4 Construction. The obligation of Landlord to perform work to improve the Premises for occupancy by Tenant is limited to the following, all of which work shall be performed promptly and diligently (subject to delays for causes beyond Landlord's reasonable control), in a neat and workmanlike manner, in compliance with all applicable governmental codes, laws and regulations in force at the time such work is completed, and at no expense to Tenant: Landlord shall repaint the Premises and recarpet the rear portion of the Premises (as designated on Exhibit A) with building-standard materials, colors to be approved by Tenant (which approval shall not be unreasonably withheld or delayed), clean the carpets in the remaining portions of the Premises, and shall replace missing or damaged ceiling tiles. Landlord shall also ensure that the existing improvements in the Premises (including, but not limited to, lighting, windows, doors, partitions, HVAC system, and plumbing, electrical, water, gas (if applicable) and other utility systems) are in clean condition and in good working order, ordinary wear and tear excepted. Except as specifically set forth in this Section 2.4, Landlord shall have no responsibilities or obligations with respect to preparation of the Premises for Tenant's occupancy. Acceptance by Tenant of possession of the Premises after performance of such work by Landlord shall constitute acceptance by Tenant of such work in its then completed condition and Landlord shall have no further responsibility of any kind or character for improvement of the Premises or in connection with such work; provided, however, that within thirty (30) days after the Commencement Date, Tenant may furnish to Landlord a "punch list" identifying any items or matters in the Premises which are not in the condition required under this
Section 2.4 and Landlord shall promptly and diligently correct all such matters at its sole cost and expense.

     2.5 Acknowledgement Of Lease Commencement. Upon commencement of the term of this Lease, Landlord and Tenant shall execute a written acknowledgement of the Commencement Date, date of termination and related matters (if any), substantially in the form attached hereto as Exhibit C (with appropriate insertions), which acknowledgement shall be deemed to be incorporated herein by this reference. Notwithstanding the foregoing requirement, the failure of one or both parties to execute such a written acknowledgement shall not affect the determination of the Commencement Date, date of termination and related matters (if any) in accordance with the provisions of this Lease.

     2.6 Holding Over. If Tenant holds possession of the Premises after the term of this Lease with Landlord's written consent, then except as otherwise specified in such consent, Tenant shall become a tenant from month to month at one and one-half the rental (determined on a monthly rather than an annual basis) and otherwise upon the terms herein specified for a period immediately


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prior to such holding over and shall continue in such status until the tenancy is terminated by either party upon not less than thirty (30) days prior written notice. If Tenant holds possession of the Premises after the term of this Lease without Landlord's written consent, then Landlord in its sole discretion may elect (by written notice to Tenant) to have Tenant become a tenant either from month to month or at will, at one and one-half the rental (prorated on a daily basis for an at-will tenancy, if applicable) and otherwise upon the terms herein specified for the period immediately prior to such holding over, or may elect to pursue any and all legal remedies available to Landlord under applicable law with respect to such unconsented holding over by Tenant. Tenant shall indemnify and hold Landlord harmless from any loss, damage, claim, liability, cost or expense (including reasonable attorneys' fees) resulting from any delay by Tenant in surrendering the Premises (except with Landlord's prior written consent), including but not limited to any claims made by a succeeding tenant by reason of such delay. Acceptance of rent by Landlord following expiration or termination of this Lease shall not constitute a renewal of this Lease.

                                   3. RENTAL

      3.1. Rental. Tenant shall pay to Landlord as rental for the Premises, in advance, without deduction, offset, notice or demand, (a) in one installment on or before the Commencement Date, the sum of Thirty-Five Thousand and No/100 Dollars ($35,000.00), being the entire annual rent for first year of the term of this Lease, and (b) in one installment on or before the one-year anniversary of the Commencement Date the sum of Thirty-Five Thousand and No/100 Dollars ($35,000.00), being the entire annual rent for the second year of the term of this Lease.

      3.2. Late Charge. If Tenant fails to pay when due rental or other amounts due Landlord hereunder, such unpaid amounts shall bear interest for the benefit of Landlord at a rate equal to the lesser of fifteen percent (15%) per annum or the maximum rate permitted by law, from the date due to the date of payment. In addition to such interest, Tenant shall pay to Landlord a late charge in an amount equal to ten percent (10%) of any installment of rental and any other amounts due Landlord if not paid in full on or before the fifth (5th) day after such rental or other amount is due. Tenant acknowledges that late payment by Tenant to Landlord of rental or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, including, without limitation, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any loan relating to the Property. Tenant further acknowledges that it is extremely difficult and impractical to fix the exact amount of such costs and that the late charge set forth in this Section 3.2 represents a fair and reasonable estimate thereof. Acceptance of any late charge by Landlord shall not constitute a waiver of Tenant's default with respect to overdue rental or other amounts, nor shall such acceptance prevent Landlord from exercising any other rights and remedies available to it. Acceptance of rent or other payments by Landlord shall not constitute a waiver of late charges or interest accrued with respect to such rent or other payments or any prior installments thereof, nor of any other defaults by Tenant, whether monetary or non-monetary in nature, remaining uncured at the time of such acceptance of rent or other payments.

                                    4. TAXES

      4.1. Personal Property. Tenant shall be responsible for and shall pay prior to delinquency all taxes and assessments levied against or by reason of any alterations and additions installed or paid for by Tenant under this Lease, and the personal property, trade fixtures and other property (if any) placed by Tenant in or about the Premises. Upon request by Landlord, Tenant shall furnish Landlord with satisfactory evidence of payment thereof. If at any time during the term of this Lease any of said alterations, additions or personal property, whether or not belong to Tenant, shall be taxed or assessed as part of the Property, then such tax or assessment shall be paid by Tenant to Landlord immediately upon presentation by Landlord of copies of the tax bills in which such taxes and assessments are included and shall, for the purposes of this Lease, be deemed to be personal property taxes or assessments under this Section
4.1. Tenant shall have no liability with respect to personal property taxes or assessments attributable to the period before the Commencement Date or with respect to personal property of the previous tenant of the Premises.


                                  5. UTILITIES

      5.1. Payment. Commencing with the Commencement Date and thereafter throughout the term of this Lease, Tenant shall pay, before delinquency, all charges for water, gas, heat, light, electricity, power, sewer, telephone, alarm system, janitorial and other services or utilities supplied to or consumed in or upon the Premises, including any taxes on such services and utilities. It is the intention of the parties that all such services shall be separately metered to the Premises. In the event that any of such services supplied to the Premises are not separately metered, then Tenant shall pay to Landlord an appropriate proportion of the amounts paid by Landlord for such services, such appropriate proportion to be determined by mutual written agreement of Landlord and Tenant, such agreement not to be unreasonably withheld or delayed by either party.

      5.2. Interruption. There shall be no abatement of rent or other charges required to be paid hereunder and Landlord shall not be liable in damages or otherwise for interruption or failure of any service or utility furnished to or used in the Premises because of accident, making of repairs, alterations or improvements, severe weather, difficulty or inability in obtaining services or supplies, labor difficulties or any other cause.


                                 6. ALTERATIONS

      6.1. Right To Make Alterations. Tenant shall make no alterations, additions or improvements to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, and Landlord shall not charge Tenant an administrative fee to grant such consent. Any such alterations, additions and improvements shall be completed with due diligence in a first-class workmanlike manner and in compliance with plans and specifications approved in writing by Landlord and all applicable laws, ordinances, rules and regulations.

      6.2. Title To Alterations. Any and all alterations, additions and improvements installed in, on or about the Premises shall be part of the Building and the property of Landlord, unless Landlord elects to require Tenant to remove the same upon the termination of this Lease; provided however, that the foregoing shall not apply to Tenant's movable furniture, trade fixtures and equipment.

      6.3. Tenant Fixtures. Notwithstanding the provisions of Sections 6.1 and 6.2, Tenant may install, remove and reinstall trade fixtures without Landlord's prior written consent, except that any fixtures which are affixed to the Premises or which affect the exterior or structural portions of the Building shall require Landlord's written approval. The foregoing shall apply to Tenant's signs, logos and insignia, all of which Tenant shall have the right to place and remove and replace solely with Landlord's prior written consent as to location, size and composition. Tenant shall immediately repair any damage caused by installation and removal of fixtures under this Section 6.3.

      6.4 No Liens. Tenant shall at all times keep the Premises free from all liens and claims of any contractors, subcontractors, materialmen, suppliers or any other parties employed either directly or indirectly by Tenant in construction work on the Premises. Tenant may contest any claim of lien, but only if, prior to such contest, Tenant either (i) posts security in the amount of the claim, plus estimated costs and interest, or (ii) records a bond of a responsible corporate surety in such amount as may be required to release the lien from the Premises. Tenant shall indemnify, defend and hold Landlord harmless against any and all liability, loss, damage, cost and other expenses, including, without limitation, reasonable attorneys' fees, arising out of claims of any lien for work performed or materials or supplies furnished at the request of Tenant or persons claiming under Tenant.



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                         7.    MAINTENANCE AND REPAIRS

      7.1. Landlord's Work. Landlord shall repair and maintain or cause to be repaired and maintained those portions of the Building outside of the Premises, the common areas of the Property, and the roof, exterior walls and other structural portions of the Building. Landlord shall also maintain and repair in good operating condition the improvements existing in the Premises at the date possession of the Premises is tendered to Tenant, including the ceiling, doors, windows, walls, partitions, signs, lighting, HVAC and other mechanical and utility systems serving the premises, and all other interior improvements, other than routine janitorial service (which shall be Tenant's responsibility as provided in Section 6.1 hereof) and repairs which are expressly made Tenant's responsibility under Section 7.2 hereof. The cost of all work performed by Landlord under this Section 7.1 shall be Landlord's sole expense, except to the extent such work is required due to the negligence or willful misconduct of Tenant or its agents, employees or invitees (in which event Tenant shall bear the full cost of such work pursuant to the indemnification provided in Section 9.6 hereof). Tenant knowingly and voluntarily waives the right to make repairs at Landlord's expense, or to offset the cost thereof against rent, under any law, statute, regulation or ordinance now or hereafter in effect.

      7.2.  Tenant's Obligation For Maintenance.

            (a) Good Order, Condition And Repair. By accepting possession of the Premises, Tenant acknowledges that the Premises are in good sanitary order, condition and repair, subject to completion of any "punch list" items with respect to Landlord's required work under Section 2.4. Tenant at its sole cost and expense shall keep and maintain in good and sanitary order, condition and repair all equipment, trade fixtures and personal property, if any, installed by Tenant in or about the Premises.

            (b) Condition Upon Surrender. At the expiration or sooner termination of this Lease, Tenant shall surrender the Premises, including any additions, alterations and improvements thereto, broom clean, in good and sanitary order, condition and repair, ordinary wear and tear excepted, first, however, removing all goods and effects of Tenant and any and all fixtures and items required to be removed or specified to be removed at Landlord's election pursuant to this Lease, and repairing any damage caused by such removal. Tenant shall not have the right to remove fixtures or equipment if Tenant is in default hereunder unless Landlord specifically waives this provision in writing. Tenant expressly waives any and all interest in any personal property and trade fixtures not removed from the Premises by Tenant at the expiration or termination of this Lease, agrees that any such personal property and trade fixtures may, at Landlord's election, be deemed to have been abandoned by Tenant, and authorizes Landlord (at its election and without prejudice to any other remedies under this Lease or under applicable law) to remove and either retain, store or dispose of such property at Tenant's cost and expense, and Tenant waives all claims against Landlord for any damages resulting from any such removal, storage, retention or disposal.


                             8.    USE OF PREMISES

      8.1. Permitted Use. Tenant shall use the Premises solely for general office use, biological laboratory research, and related purposes, and for no other purpose.

      8.2. Requirement Of Continued Use. Tenant shall not at any time leave the Premises unoccupied or vacant, and shall continuously during the term of this Lease (except during any period when the Premises are unusable by reason of events described in Article 12 hereof) conduct and carry on in the Premises the use permitted hereunder.

      8.3. No Nuisance. Tenant shall not use the Premises for or carry on or permit upon the Premises or any part thereof any offensive, noisy or dangerous trade, business, manufacture, occupation, odor or fumes, or any nuisance or anything against public policy, nor interfere with the rights or business of any other tenants or of Landlord in the Building or the Property, nor commit or allow to be committed any waste in, on or about the Premises, nor make any other unreasonable use of the Premises. Tenant shall not do or permit anything to be done in or about the Premises, nor bring nor keep anything therein, which will in any way cause the Premises to be uninsurable with respect to the insurance required by this Lease or with respect to standard fire and extended coverage insurance with vandalism, malicious mischief and riot endorsements.

     8.4. Compliance With Laws. Tenant shall not use the Premises or permit the Premises to be used in whole or in part for any purpose or use that is in violation of any applicable laws, ordinances, regulations or rules of any governmental agency or public authority. Tenant shall keep the Premises equipped with all safety appliances required by law, ordinance or insurance on the Premises, or any order or regulation of any public authority because of Tenant's particular use of the Premises. Tenant shall procure all licenses and permits required for use of the Premises, other than a certificate of occupancy (which Landlord represents has already been obtained and shall be in full force and effect on the Commencement Date). Tenant shall use the Premises in strict accordance with all applicable ordinances, rules, laws and regulations and shall comply with all requirements of all governmental authorities now in force or which may hereafter be in force pertaining to the use of the Premises by Tenant, including, without limitation, regulations applicable to noise, water, soil and air pollution, and making such nonstructural alterations and additions thereto as may be required from time to time by such laws, ordinances, rules, regulations and requirements of governmental authorities or insurers of the Premises (collectively, "Requirements") because of Tenant's construction of improvements in or other particular use of the Premises. Any structural alterations or additions required from time to time by applicable Requirements because of Tenant's construction of improvements in or other particular use of the Premises shall, at Landlord's election, either (i) be made by Tenant, at Tenant's sole cost and expense, in accordance with the procedures and standards set forth in Section 6.1 for alterations by Tenant, or (ii) be made by Landlord at Tenant's sole cost and expense, in which event Tenant shall pay to Landlord as additional rent, within ten (10) days after demand by Landlord, an amount equal to all costs incurred by Landlord in connection with such alterations or additions. The judgment of any court, or the admission by Tenant in any proceeding against Tenant, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement shall be conclusive of such violation as between Landlord and Tenant.

     8.5. Liquidation Sales. Tenant shall not conduct or permit to be conducted any auction, bankruptcy sale, liquidation sale, or going out of business sale, in, upon or about the Premises or the Property, whether said auction or sale be voluntary, involuntary or pursuant to any assignment for the benefit of creditors, or pursuant to any bankruptcy or other insolvency proceeding.

     8.6. Environmental Matters. Without limiting the generality of Tenant's obligations set forth in Section 8.4. of this Lease:

          (a) Tenant shall not cause or permit any hazardous or toxic substance or hazardous waste (as defined in any federal, state or local law, ordinance or regulation applicable to such substances or wastes) to be brought upon, kept, stored or used on or about the Property without the prior written consent of Landlord.

          (b) Tenant shall comply with all applicable laws, rules, regulations, orders, permits, licenses and operating plans of any governmental authority with respect to the receipt, use, handling, generation, transportation, storage, treatment, release and/or disposal of hazardous or toxic substances or wastes in the course of or in connection with the conduct of Tenant's business on the Property, and shall provide Landlord with copies of any and all permits, licenses, registrations and other similar documents that authorize Tenant to conduct any such activities in connection with Tenant's use of the Property.

          (c) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, losses, damages, liabilities, costs, legal fees and expenses of any sort arising out of or relating to (i) any failure by Tenant to comply with any provisions of subparagraph (a) or (b) above, or (ii) any receipt, use, handling, generation, transportation, storage, treatment, release and/or disposal of any hazardous or toxic substances or wastes on or about the Property in connection with Tenant's use or occupancy of the Property or as a result of any intentional or negligent acts or omissions of Tenant or of any agent or employee of Tenant.

            (d) Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, losses, damages, liabilities, costs, legal fees and expenses of any sort arising out of or relating to (i) the presence on the Property of any hazardous or toxic substances or wastes present on the Property as of the Commencement Date (except to the extent their presence is the result of any intentional or negligent acts or omissions of Tenant or of any agent or employee of Tenant), and/or (ii) any unauthorized release into the environment of hazardous or toxic substances or wastes to the extent they result from the negligence of or willful misconduct or omission by Landlord or its agents or employees.

            (e) The provisions of this Section 8.6 shall survive the termination of this Lease.

                           9. INSURANCE AND INDEMNITY

      9.1. Liability Insurance. Tenant shall procure and maintain in full force and effect at all times during the term of this Lease, at Tenant's cost and expense, comprehensive public liability and property damage insurance to protect against any liability to the public, or to any invitee of Tenant or Landlord, arising out of or related to the use of or resulting from any accident occurring in, upon or about the Premises, with limits of liability of not less than (i) One Million Dollars ($1,000,000.00) for injury to or death of one person, (ii) One Million Dollars ($1,000,000.00) for personal injury or death, per occurrence, and (iii) Five Hundred Thousand Dollars ($500,000.00) for property damage, or a combined single limit of public liability and property damage insurance of not less than One Million Dollars ($1,000,000.00). Such insurance shall name Landlord and its general partners, lender(s) and Managing Agent as additional insureds thereunder. The amount of such insurance shall not be construed to limit any liability or obligation of Tenant under this Lease. Tenant's obligation to maintain property damage insurance shall not be deemed to require Tenant to maintain earthquake insurance.

      9.2. Quality Of Policies and Certificates. All policies of insurance required hereunder shall be issued by responsible insurers and shall be written as primary policies not contributing with and not in excess of any coverage that Landlord may carry. Tenant shall deliver to Landlord copies of policies or certificates of insurance showing that said policies are in effect. The coverage provided by such policies shall include the clause or endorsement referred to in Section 9.4. If Tenant fails to acquire, maintain or renew any insurance required to be maintained by it under this Article 9 or to pay the premium therefor, then Landlord, at its option and in addition to its other remedies, but without obligation so to do, may procure such insurance, and any sums expended by it to procure any such insurance shall be repaid upon demand, with interest as provided in Section 3.2 hereof. Tenant shall obtain written undertakings from each insurer under policies required to be maintained by it to notify all insureds thereunder at least thirty (30) days prior to cancellation, amendment or revision of coverage.

      9.3. Workers' Compensation. Tenant shall maintain in full force and effect during the term of this Lease workers' compensation insurance covering all of Tenant's employees working on the Premises.

      9.4. Waiver Of Subrogation. To the extent permitted by the law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other
(i) damages for injury to or death of persons, (ii) damage to property, (iii) damage to the Premises or any part thereof, or (iv) claims arising by reason of any of the foregoing, but only to the extent that any of the foregoing damages and claims under subparts (i)-(iv) hereof are covered, and only to the extent of such coverage, by casualty insurance actually carried or required to be carried hereunder by either Landlord or Tenant. This provision is intended to waive fully, and for the benefit of each party, any rights and claims which might give rise to a right of subrogation in any casualty insurance carrier. Each party shall procure a clause or endorsement on any casualty insurance policy required under this Article 9 denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Coverage provided by insurance maintained by Tenant under this Article 9 shall not be limited, reduced or diminished by virtue of the subrogation waiver herein contained.

        9.5 Increase in Premiums. Tenant shall do all acts and pay all expenses necessary to insure that the Premises are not used for purposes prohibited by any applicable fire insurance, and that Tenant's use of the Premises complies with all requirements necessary to obtain any such insurance. If Tenant uses or permits the Premises to be used in a manner which increases the existing rate of any insurance on the Premises carried by Landlord, Tenant shall pay the amount of the increase in premium caused thereby, and Landlord's costs of obtaining other replacement insurance policies, including any increase in premium, within ten (10) days after demand therefor by Landlord.

        9.6     Indemnification.

                (a) Tenant shall indemnify, defend and hold Landlord, its partners, shareholders, officers, directors, affiliates, agents, employees and contractors, harmless from any and all liability for injury to or death of any person, or loss of or damage to the property of any person, and all actions, claims, demands, costs (including, without limitation, reasonable attorneys' fees), damages or expenses of any kind arising therefrom which may be brought or made against Landlord or which Landlord may pay or incur by reason of the use, occupancy and enjoyment of the Premises by Tenant or any invitees, sublessees, licensees, assignees, employees, agents or contractors of Tenant or holding under Tenant from any cause whatsoever other than negligence or willful misconduct or omission by Landlord, its agents or employees. Landlord, its partners, shareholders, officers, directors, affiliates, agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such persons for, damages to goods, wares and merchandise in or upon the Premises, or for injuries to Tenant, its agents or third persons in or upon the Premises, from any cause whatsoever other than negligence or willful misconduct or omission by Landlord, its agents or employees. Tenant shall give prompt notice to Landlord of any casualty or accident in, on or about the Premises.

                (b) Landlord shall indemnify, defend and hold Tenant, its partners, shareholders, officers, directors, affiliates, agents, employees and contractors, harmless from any and all liability for injury to or death of any person or loss of or damage to the property of any person, and all actions, claims, demands, costs (including, without limitation, reasonable attorneys' fees), damages or expenses of any kind arising therefrom which may be brought or made against Tenant or which Tenant may pay or incur, to the extent such liabilities or other matters arise by reason of any negligence or willful misconduct or omission by Landlord, its agents or employees.

        9.7 Blanket Policy. Any policy required to be maintained hereunder may be maintained under a so-called "blanket policy" insuring other parties and other locations so long as the amount of insurance required to be provided hereunder is not thereby diminished.

                          10. SUBLEASE AND ASSIGNMENT

        10.1 Assignment And Sublease Of Premises. Tenant shall not have the right or power to assign its interest in this Lease, or make any sublease, nor shall any interest of Tenant under this Lease be assignable involuntarily or by operation of law, without on each occasion obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any purported sublease or assignment of Tenant's interest in this Lease requiring but not having received Landlord's consent thereto shall be void. Without limiting the generality of the foregoing, Landlord may withhold consent to any proposed subletting or assignment solely on the ground that the use by the proposed subtenant or assignee is reasonably likely to be incompatible with Landlord's use of the balance of the Building or Property. Any dissolution, consolidation, merger or other reorganization of Tenant, or any sale or transfer of the stock of or other interest in Tenant, or any series of one or more of such events, involving in the aggregate a change of fifty percent (50%) or more in the beneficial ownership of Tenant or its assets shall be deemed to be an assignment hereunder and shall be void without the prior written consent of Landlord, not to be unreasonably withheld, as required above, provided, however, that a sale of equity interests in the company in a bona fide third party financing
(including, without limitation, venture capital financing) shall not be deemed to be an assignment for purposes of this Section 10.1

     10.2. Rights Of Landlord. Consent by Landlord to one or more assignments of this Lease, or to one or more sublettings of the Premises, or collection of rent by Landlord from any assignee or sublessee, shall not operate to exhaust Landlord's rights under this Article 10, nor constitute consent to any subsequent assignment or subletting. No assignment of Tenant's interest in this Lease and no sublease shall relieve Tenant of its obligations hereunder, notwithstanding any waiver or extension of time granted by Landlord to any assignee or sublessee, or the failure of Landlord to assert its rights against any assignee or sublessee, and regardless of whether Landlord's consent thereto is given or required to be given hereunder. In the event of a default by any assignee, sublessee or other successor of Tenant in the performance of any of the terms or obligations of Tenant under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against any such assignee, sublessee or other successor. In addition, Tenant immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or a part of the Premises as permitted under this Lease, and Landlord, as Tenant's assignee and as attorney-in-fact for Tenant, or any receiver, for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease; except that until the occurrence of an act of default by Tenant, Tenant shall have the right to collect such rent.

               11. RIGHT OF ENTRY AND QUIET ENJOYMENT

     11.1. Right Of Entry. Landlord and its authorized representatives shall have the right to enter the Premises at any time during the term of this Lease during normal business hours and upon not less than twenty-four (24) hours prior notice, except in the case of emergency (in which event no notice shall be required and entry may be made at any time), for the purpose of inspecting and determining the condition of the Premises or for any other proper purpose including, without limitation, to make repairs, replacements or improvements which Landlord may deem necessary, to show the Premises to prospective purchasers, to show the Premises to prospective tenants, and to post notices of nonresponsibility. Landlord shall not be liable for inconvenience, annoyance, disturbance, loss of business, quiet enjoyment or other damages or loss to Tenant by reason of making any repairs or performing any work upon the Premises, the Building or the Property, and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever, provided, however, Landlord shall use reasonable efforts to minimize the inconvenience to Tenant's normal business operations caused thereby.

     11.2. Quiet Enjoyment. Landlord covenants that Tenant, upon paying the rent and performing its obligations hereunder and subject to all the terms and conditions of this Lease, shall peacefully and quietly have, hold and enjoy the Premises throughout the term of this Lease, or until this Lease is terminated as provided by this Lease.

               12. CASUALTY AND TAKING

     12.1. Termination Or Reconstruction. If during the term of this Lease the Premises or Building, or any substantial part of either, (i) is damaged materially by fire or other casualty or by action of public or other authority in consequence thereof, (ii) is taken by eminent domain or by reason of any public improvement or condemnation proceeding, or in any manner by exercise of the right of eminent domain (including any transfer in avoidance of an exercise of the power of eminent domain), or (iii) receives irreparable damage by reason of anything lawfully done under color of public or other authority, this Lease shall terminate as to the entire Premises at Landlord's election by written notice given to Tenant within sixty (60) days after the damage or taking has occurred, and Tenant shall be entitled to refund of a prorata portion of the rental paid to Landlord pursuant to Section 3.1 representing the portion of the year for which rental has been paid in advance following the termination. If Landlord does not elect to terminate this Lease as hereinabove provided, Landlord shall, at Landlord's expense, repair any such damage and restore the Premises (to the extent of Landlord's work therein under Section 2.4 and the existing improvements previously constructed by Landlord and located in the Premises on the Commencement Date) and the Building as nearly as reasonably possible to the condition existing before the damage or taking.

     12.2 Tenant's Rights. If any portion of the Premises is to taken by condemnation, Tenant may elect to terminate this Lease if the portion of the Premises taken is of such extent and nature as substantially to handicap, impede or permanently impair Tenant's use of the balance of the Premises.
Tenant must exercise its right to terminate by giving notice to Landlord within thirty (30) days after the nature and extent of the taking have been finally determined. If Tenant elects to terminate this Lease, Tenant shall also notify Landlord of the date of termination, which date shall not be earlier than thirty (30) days nor later than ninety (90) days after Tenant has notified Landlord of its election to terminate, except that this Lease shall terminate on the date of taking if the date of taking falls on any date before the date of termination designated by Tenant. If the material damage to the Premises by fire or other casualty or by action of public or other authority in consequence thereof is of such extent and nature as substantially to handicap or impede Tenant's use of the balance of the Premises, and Landlord estimates that the amount of time required to repair any such damage exceeds sixty (60) days, then Tenant may terminate this Lease by giving notice to Landlord within thirty (30) days after Landlord has notified Tenant of Landlord's estimate of the amount of time that will be required to repair such damage; provided, however, that Tenant shall not have such termination rights of the fire or casualty was caused by Tenant or its agents. Following any termination of this Lease pursuant to this
Section 12.2, Tenant shall be entitled to a refund of a prorata portion of the rental paid to Landlord pursuant to Section 3.1 representing the portion of the year for which rental has been paid in advance following the termination.

     12.3 Lease To Remain In Effect. If neither Landlord nor Tenant terminates this Lease as hereinabove provided, this Lease shall continue in full force and effect, without any abatement or adjustment of the rental paid in advance by Tenant for the term hereof. Each party waives the provisions of Code of Civil Procedure Section 1265.130, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial condemnation of the Premises.

     12.4 Reservation Of Compensation. Landlord reserves, and Tenant waives and assigns to Landlord, all rights to any award or compensation for damage to the Premises, Building, Property and the leasehold estate created hereby, accruing by reason of any taking in any public improvement, condemnation or eminent domain proceeding or in any other manner by exercise of the right of eminent domain or of anything lawfully done by public authority, except that Tenant shall be entitled to any and all compensation or damages paid for or on account of Tenant's moving expenses, trade fixtures and equipment. Tenant covenants to deliver such further assignments of the foregoing as Landlord may from time to time request.

     12.5 Restoration Of Fixtures. If Landlord repairs or causes repair of the Premises after such damage or taking, Tenant at its sole expense shall repair and replace promptly all trade fixtures, equipment and other property of Tenant located at, in or upon the Premises and all additions, alterations and improvements and all other items installed by Tenant under this Lease that were damaged or taken, so as to restore the same to a condition substantially equal to that which existed immediately prior to the damage or taking.

                                  13. DEFAULT

        13.1. Events Of Default. The occurrence of any of the following shall constitute an event of default on the part of Tenant:

                 (a) Abandonment. Abandonment of the Premises. Tenant waives any right Tenant may have to notice under Section 1951.3 of the California Civil Code, the terms of this subsection (a) being deemed such notice to Tenant as required by said Section 1951.3;

                 (b) Nonpayment. Failure to pay, when due, any amount payable to Landlord hereunder, such failure continuing for a period of five (5) days after written notice of such failure; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 et seq., as amended from time to time;

                 (c) Other Obligations. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subsection (b) hereof, such failure continuing for fifteen (15) days after written notice of such failure, or, if it is not possible to cure such default within fifteen (15) days, failure to commence cure within said fifteen (15) day period and thereafter to proceed diligently to complete cure; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 et seq., as amended from time to time;

                 (d) General Assignment. A general assignment by Tenant for the benefit of creditors;

                 (e) Bankruptcy. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of thirty (30) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease. Specifically, but without limiting the generality of the foregoing, such adequate assurances must include assurances that the Premises continue to be operated only for the use permitted hereunder. The provisions hereof are to assure that the basic understandings between Landlord and Tenant with respect to Tenant's use of the Premises and the benefits to Landlord therefrom are preserved, consistent with the purpose and intent of applicable bankruptcy laws;

                 (f) Receivership. The employment of a receiver appointed by court order to take possession of substantially all of Tenant's assets or the Premises, if such receivership remains undissolved for a period of thirty
(30) days;

                 (g) Attachment. The attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of thirty (30) days after the levy thereof; or

                 (h) Insolvency. The admission by Tenant in writing of its inability to pay its debts as they become due, the filing by Tenant of a petition seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within thirty (30) days after the commencement of any proceeding against Tenant seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed.

     13.2. Remedies Upon Tenant's Default.

           (a) Upon the occurrence of any event of default described in Section
13.1 hereof, Landlord, in addition to and without prejudice to any other rights or remedies it may have, shall have the immediate right to re-enter the Premises or any part thereof and repossess the same, expelling and removing therefrom all persons and property (which property may be stored in a public warehouse or elsewhere at the cost and risk of and for the account of Tenant), using such force as may be necessary to do so(as which Tenant hereby waives any claim for loss or damage that may thereby occur). In addition to or in lieu of such re-entry, and without prejudice to any other rights or remedies it may have, Landlord shall have the right either (i) to terminate this Lease and recover from Tenant all damages incurred by Landlord as a result of Tenant's default, as hereinafter provided, or (ii) to continue this Lease in effect and recover rent and other charges and amounts as they become due.

          (b) Event if Tenant has breached this Lease or abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under subsection (a) hereof and Landlord may enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a lessor under California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations), or any successor Code section. Acts of maintenance, preservation or efforts to relet the Premises or the appointment of a receiver upon application of Landlord to protect Landlord's interests under this Lease shall not constitute a termination of Tenant's right to possession.

          (c) If Landlord terminates this Lease pursuant to this Section 13.2, Landlord shall have all of the rights and remedies of a landlord provided by
Section 1951.2 of the Civil Code of the State of California, or any successor Code section, which remedies include Landlord's right to recover from Tenant
(i) the worth at the time of award of the unpaid rent and additional rent which had been earned at the time of termination, (ii) the worth at the time of award of the amount by which the unpaid rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided,
(iii) the worth at the time of award of the amount by which the unpaid rent and addition rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, and
(iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, expenses of reletting, including necessary repair, renovation and alteration of the Premises, reasonable attorneys' fees, and other reasonable costs. The "worth at the time of award" of the amounts referred to in clauses
(i) and (ii) above shall be computed by allowing interest at ten percent (10%) per annum from the date such amounts accrued to Landlord. The "worth at the time of award" of the amounts referred to in clause (iii) above shall be computed by discounting such amount at one percentage point above the discount rate of the Federal Reserve Bank of San Francisco at the time of award.

     13.3. Remedies Cumulative. All rights, privileges and elections or remedies of Landlord contained in this Article 13 are cumulative and not alternative to the extent permitted by law and except as otherwise provided herein.

                     14. SUBORDINATION, ATTORNMENT AND SALE

     14.1. Subordination To Mortgage. This Lease, and any sublease entered into by Tenant under the provisions of this Lease, shall be subject and subordinate to any ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security now or hereafter placed upon the Building, the Property, or both, and the rights of any assignee of Landlord or of any ground lessor, mortgage, trustee, beneficiary or leaseback lessor under any of the foregoing, and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If any mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or assignee elects to have this Lease be an encumbrance upon the Property prior to the lien of its mortgage, deed of trust, ground lease or leaseback lease or other security arrangement and gives notice thereof to Tenant, this Lease shall be deemed prior thereto, whether this Lease is dated prior or subsequent to the date thereof or the date of recording thereof. Tenant, and any sublessee, shall execute such documents as may reasonably be requested by any mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or assignee to evidence the subordination herein set forth or to make this Lease prior to the lien of any mortgage, deed of trust, ground lease, leaseback lease or other security arrangement, as the case may be, and if Tenant fails to do so within ten (10) days after demand from Landlord, Tenant constitutes and appoints Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead to do so. Upon any default by Landlord in the performance of its obligations under any mortgage, deed of trust, ground lease, leaseback lease or assignment, Tenant (and any sublessee) shall, notwithstanding any subordination hereunder, attorn to the mortgagee, trustee, beneficiary, ground lessor, leaseback lessor or assignee thereunder upon demand and become the tenant of the successor in interest to Landlord, at the option of such successor in interest, and shall execute and deliver any instrument or instruments confirming the attornment herein provided for.

     14.2. Sale Of Landlord's Interest. Upon sale, transfer or assignment of Landlord's entire interest in the Building and Property, Landlord shall be relieved of its obligations hereunder with respect to liabilities accruing from and after the date of such sale, transfer or assignment.

     14.3. Estoppel Certificates. Tenant shall at any time and from time to time, within ten (10) days after written request by Landlord, execute, acknowledge and deliver to Landlord a certificate in writing stating: (i) that this Lease is unmodified and in full force and effect, or if there have been any modifications, that this Lease is in full force and effect as modified and stating the date and the nature of each modification; (ii) the date to which rental and all other sums payable hereunder have been paid; (iii) that Landlord is not in default in the performance of any of its obligations under this Lease, that Tenant has given no notice of default to Landlord and that no event has occurred which, but for the expiration of the applicable time period, would constitute an event of default hereunder, or if Tenant alleges that any such default, notice or event has occurred, specifying the same in reasonable detail; and (iv) such other matters as may reasonably be requested by Landlord or any institutional lender, mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or prospective purchaser of the Property. Any such certificate provided under this Section 14.3 may be relied upon by any lender, mortgagee, trustee, beneficiary, assignee or successor in interest to Landlord, by any prospective purchaser, by any purchaser on foreclosure or sale, by any grantee under a deed in lieu of foreclosure of any mortgage or deed of trust on the Property or Premises, or by any other third party. Failure to execute and return within the required time any estoppel certificate requested hereunder shall be deemed to be an admission of the truth of the matters set forth in the form of certificate submitted to Tenant for execution.

     14.4. Subordination to CC&R's. This Lease, and any permitted sublease entered into by Tenant under the provisions of this Lease, shall be subject and subordinate (a) to any declarations of covenants, conditions and restrictions affecting the Property from time to time, provided that the terms of such declarations are reasonable and do not discriminate against Tenant relative to other similarly situated tenants occupying portions of the Property, (b) to the Declaration of Covenants, Conditions and Restrictions for Pointe Grand Business Park dated November 4, 1991 and recorded on February 25, 1992 as Instrument No. 92025214, Official Records of San Mateo County, as amended from time to time (the "Master Declaration"), the provisions of which Master Declaration are an integral part of this Lease, (c) to the Declaration of Covenants, Conditions and Restrictions dated November 23, 1987 and recorded on November 24, 1987 as Instrument No. 87177987, Official Records of San Mateo County, which declaration imposes certain covenants, conditions and restrictions on the Property, and (d) to the Environmental Restriction and Covenant (Pointe Grand) dated as of April 16, 1997 and recorded on April 16, 1997 as Instrument No. 97-043682, Official Records of San Mateo County, which declaration imposes certain covenants, conditions and restrictions on the Center. Tenant agrees to execute, upon request by Landlord, any documents reasonably required from time to time to evidence the subordination provided in this Section 14.4.

                                  15. RESERVED

                               16. MISCELLANEOUS

      16.1. Notices. All notices, consents, waivers and other communications which this Lease requires or permits either party to give to the other shall be in writing and shall be deemed given when delivered personally (including delivery by private courier or express delivery service) or four (4) days after deposit in the United States mail, registered or certified mail, postage prepaid, addressed to the parties at their respective addresses as follows:

      To Tenant:        (until Commencement Date)

                        Pain Therapeutics, Inc.
                        c/o Exelixis
                        260 Littlefield Avenue
                        South San Francisco, CA 94080
                        Attn: Remi Barbier, CEO

                        (after Commencement Date)

                        Pain Therapeutics, Inc.
                        250 East Grand Avenue, Suite 70
                        South San Francisco, CA 94080
                        Attn: Remi Barbier, CEO

      To Landlord:      Britannia Pointe Grand Limited Partnership
                        1939 Harrison Street, Suite 715
                        Park Plaza Building
                        Oakland, CA 94612
                        Attn: T. J. Bristow

      with copy to:     Folger Levin & Kahn LLP
                        Embarcadero Center West
                        275 Battery Street, 23rd Floor
                        San Francisco, CA 94111
                        Attn: Donald E. Kelley, Jr.

or to such other address as may be contained in a notice at least fifteen (15) days prior to the address change from either party to the other given pursuant to this Section. Rental payments and other sums required by this Lease to be paid by Tenant shall be delivered to Landlord at Landlord's address provided in this Section, or to such other address as Landlord may from time to time specify in writing to Tenant, and shall be deemed to be paid only upon actual receipt.

      16.2. Successors and Assigns. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the original Landlord named herein and each successive Landlord under this Lease shall be liable only for obligations accruing during the period of its ownership of the Property, said liability terminating upon termination of such ownership and passing to the successor lessor.

      16.3. No Waiver. The failure of Landlord to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease shall not be deemed a waiver of such violation, or prevent a subsequent act which would originally have constituted a violation from having all the force and effect of an original violation.

       16.4. Severability. If any provision of this Lease or the application thereof is held to be invalid or unenforceable, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each of the provisions of this Lease shall be valid and enforceable, unless enforcement of this Lease as so invalidated would be unreasonable or grossly inequitable under all the circumstances or would materially frustrate the purposes of this Lease.

       16.5. Litigation Between Parties. In the event of any litigation or other dispute resolution proceedings between the parties hereto arising out of or in connection with this Lease, the prevailing party shall be reimbursed for all reasonable costs, including, but not limited to, reasonable accountants' fees and attorneys' fees, incurred in connection with such proceedings (including, but not limited to, any appellate proceedings relating thereto) or in connection with the enforcement of any judgment or award rendered in such proceedings. "Prevailing party" within the meaning of this Section shall include, without limitation, a party who dismisses an action for recovery hereunder in exchange for payment of the sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.

       16.6. Surrender. A voluntary or other surrender of this Lease by Tenant, or a mutual termination thereof between Landlord and Tenant, shall not result in a merger but shall, at the option of Landlord, operate either as an assignment to Landlord of any and all existing subleases and subtenancies, or a termination of all or any existing subleases and subtenancies. This provision shall be contained in any and all assignments or subleases made pursuant to this Lease.

       16.7. Interpretation. The provisions of this Lease shall be construed as a whole, according to their common meaning, and not strictly for or against Landlord or Tenant. The captions preceding the text of each Section and subsection hereof are included only for convenience of reference and shall be disregarded in the construction or interpretation of this Lease.

       16.8. Entire Agreement. This written Lease, together with the exhibits hereto, contains all the representations and the entire understanding between the parties hereto with respect to the subject matter hereof. Any prior correspondence, memoranda or agreements are replaced in total by this Lease and the exhibits hereto. This Lease may be modified only by an agreement in writing signed by each of the parties.

       16.9. Governing Law. This Lease and all exhibits hereto shall be construed and interpreted in accordance with and be governed by all the provisions of the laws of the State of California.

       16.10. No Partnership. The relationship between Landlord and Tenant is solely that of a lessor and lessee. Nothing contained in this Lease shall be construed as creating any type or manner of partnership, joint venture or joint enterprise with or between Landlord and Tenant.

       16.11. Financial Information. From time to time Tenant shall promptly provide directly to prospective lenders and purchasers of the Property designated by Landlord such financial information pertaining to the financial status of Tenant as Landlord may reasonably request; provided, Tenant shall be permitted to provide such financial information in a manner which Tenant deems reasonably necessary to protect the confidentiality of such information. In addition, from time to time, Tenant shall provide Landlord with such financial information pertaining to the financial status of Tenant as Landlord may reasonably request. Landlord agrees that all financial information supplied to Landlord by Tenant shall be treated as confidential material, and shall not be disseminated to any person or entity without Tenant's prior written consent, except that Landlord shall be entitled to provide such information, subject to reasonable precautions to protect the confidential nature thereof, (i) to Landlord's partners and professional advisors, solely for use in connection with Landlord's execution and enforcement of this Lease, and (ii) to prospective lenders and/or purchasers of the Property, solely for use in connection with their bona fide consideration of a proposed financing or purchase of the Property, provided that such prospective lenders and/or purchasers are not engaged in businesses directly competitive with the business then being conducted by Tenant. For purposes of this Section, without limiting the generality of the obligations provided herein, it shall be deemed reasonable for Landlord to request copies of Tenant's most recent audited annual financial statements, or, if audited statements have not been prepared, unaudited financial statements for Tenant's most recent fiscal year, accompanied by a certificate of Tenant's chief financial officer that such financial statements fairly present Tenant's financial condition as of the date(s) indicated.

              Landlord and Tenant recognize the need of Tenant to maintain the confidentiality of information regarding its financial and operating status and the need of Landlord to be informed of, and to provide to its partners and to prospective lenders and purchasers of the Property financial information pertaining to, Tenant's financial status. Landlord and Tenant agree to cooperate with each other in achieving these needs within the context of the obligations set forth in this Section.

       16.12. Costs. If Tenant requests the consent of Landlord under any provision of this Lease for any act that Tenant proposes to do hereunder, including, without limitation, assignment or subletting of the Premises, Tenant shall, as a condition to doing any such act and the receipt of such consent, reimburse Landlord promptly for any and all reasonable costs and expenses incurred by Landlord in connection therewith, including, without limitation, reasonable attorneys' fees.

       16.13. Time. Time is of the essence of this Lease, and of every term and condition hereof.

       16.14. Rules and Regulations. Tenant shall observe, comply with and obey, and shall cause its employees, agents and, to the best of Tenant's ability, invitees to observe, comply with and obey such rules and regulations as Landlord may promulgate from time to time for the safety, care, cleanliness, order and use of the Premises, the Building and the Property.

       16.15. Brokers. Landlord and Tenant each represents and warrants to the other that no broker participated in the consummation of this Leas and agrees to indemnify, defend and hold the other party harmless against any liability, cost or expense, including, without limitation, reasonable attorney's fees, arising out of any claims for brokerage commissions or other similar compensation in connection with any conversations, prior negotiations or other dealings by the indemnifying party with any broker, finder or other third party claiming such compensation.

       16.16. Memorandum Of Lease. At any time during the term of this Lease, either party, at its sole expense, shall be entitled to record a memorandum of this Lease and, if either party so elects, both parties agree to cooperate in the preparation, execution, acknowledgement and recordation of such document in reasonable form.

       16.17. Corporate Authority. The person signing this Lease on behalf of Tenant warrants that he or she is fully authorized to do so and, by so doing, to bind Tenant.

       16.18. Execution and Delivery. Submission of this Lease for examination or signature by Tenant does not constitute an agreement or reservation of or option for lease of the Premises. This instrument shall not be effective or binding upon either party, as a lease or otherwise, until executed and delivered by both Landlord and Tenant. This Lease may be executed in one or more counterparts and by separate parties on separate counterparts, but each such counterpart shall constitute an original and all such counterparts together shall constitute one and the same instrument.

       16.19. Warrants. Within thirty (30) days after execution of this Lease, as a condition to Landlord's obligations hereunder, Tenant shall deliver to Landlord or Landlord's designees (which may be any partners, shareholders or affiliates of Landlord or any affiliates of any such partners, shareholders or affiliates of Landlord) warrants registered in the name of Landlord or Landlord's designees for the acquisition of an aggregate of seventy thousand (70,000) shares of Tenant's common stock, which warrants shall be in form and substance mutually and reasonably satisfactory to Landlord and Tenant. The warrants shall have an exercise price of One Dollar ($1.00) per share and shall be exercisable for a period beginning on the Commencement Date and ending on the fifth (5th) anniversary of the closing of the initial public offering (if any) of Tenant's common stock.

      16.20. Signage. Tenant shall have the right to install, subject to Section
6.3 hereof and to compliance with applicable laws, with the Master Declaration and with any other covenants, conditions, restrictions and sign criteria applicable to the Center, a sign on the Building bearing Tenant's name and/or logo or other similar identifying information. The costs associated with the approval, design, construction and installation of such sign shall be borne entirely by Tenant.

      16.21. Parking. Landlord represents that the Property, in conjunction with the balance of the Center, shall include parking spaces available for use (on a non-exclusive basis) by Tenant and its employees, agents and invitees at the rate of at least 3.5 spaces per 1,000 square feet of building area.

      IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first set forth above.

      "Landlord"                                 "Tenant"

BRITANNIA POINTE GRAND LIMITED             PAIN THERAPEUTICS, INC.,
PARTNERSHIP, a Delaware Limited            a Delaware corporation
partnership

By: Britannia Pointe Grand, LLC, a               By:   /s/ REMI BARBIER
    California limited liability company,           ---------------------------
    Its General Partner                               Remi Barbier
                                                      Chief Executive Officer
    By:   /s/ T. J. BRISTOW
       --------------------------------               By:  Remi Barbier
          T.J. Bristow                                   ----------------------
          President, Chief Financial                  Its: President & CEO
          Officer and Manager                              --------------------

                                    EXHIBITS



              EXHIBIT A     Location of Premises

              EXHIBIT B     Real Property Description

              EXHIBIT C     Acknowledgement of Lease Commencement

                                   EXHIBIT A

                              LOCATION OF PREMISES



                             [DIAGRAM OF PREMISES]















                                   EXHIBIT A
                                   ---------
                                 (page 1 of 3)

                                   EXHIBIT A







                            [DIAGRAM OF FLOOR PLAN]
















                                   EXHIBIT A
                                   ---------

                                 (page 2 of 3)

                           REAL PROPERTY DESCRIPTION

Improved real property located in the City of South San Francisco, County of San Mateo, State of California, more particularly described as follows:

Lots 1, 2, 3 and 4, inclusive, as shown on Parcel Map No. 91-284, "Being a resubdivision of the parcels described in the deeds to Metal and Thermit Corporation, recorded in Book 293, at Page 394 of Deeds; in Book 49, at Page 490, Official Records; in Book 77, at Page 415, Official Records; and except that parcel described in Book 1352, at Page 373, Official Records," filed on February 25, 1992, in Book 65 of Parcel Maps, in the Office of the Recorder of the County of San Mateo, California.



                                   EXHIBIT B

                     ACKNOWLEDGEMENT OF LEASE COMMENCEMENT



      This Acknowledgement is executed as of 9/21/, 1998, by BRITANNIA POINT GRAND LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), and PAIN THERAPEUTICS, INC., a Delaware corporation ("Tenant"), pursuant to Section
2.5 of the Lease dated 8/25, 1998 between Landlord and Tenant (the "Lease") covering premises located at 250 East Grand Avenue, Suite 70, South San Francisco, CA 94080 (the "Premises").

      Landlord and Tenant hereby acknowledge and agree as follows:

      1.      The Commencement Date under the Lease is 9/21, 1998.

      2. The termination date under the Lease shall be 9/21, 2000, subject to any applicable provisions of the Lease for early termination thereof.

      3. Tenant accepts the Premises and acknowledges the satisfactory completion of all improvements therein required to be made by Landlord, subject only to any applicable "punch list" or similar procedures specifically provided under the Lease.

      EXECUTED as of the date first set forth above.



           "Landlord"                                      "Tenant"

BRITANNIA POINTE GRAND LIMITED                 PAIN THERAPEUTICS, INC.,
PARTNERSHIP, a Delaware limited                a Delaware corporation
partnership

                                                    /s/ REMI BARBIER
By: Britiannia Pointe Grand, LLC, a            By:  ____________________________
    California limited liability company,           Remi Barbier
    Its General Partner                             Chief Executive Officer


        /s/ T. J. BRISTOW
    By: ____________________________           By:  ____________________________
        T. J. Bristow                          Its: ____________________________
        President, Chief Financial
        Officer and Manager


















                                   EXHIBIT C